SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 22, 2003

Interactive Intelligence, Inc.

(Exact name of registrant as specified in its charter)

Indiana	000-27385	35-1933097
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7601 Interactive Way
Indianapolis, IN 46278

(Address of Principal Executive Offices)

317-872-3000

(Registrant’s telephone number, including area code)

Item 9.   Regulation FD Disclosure.

In accordance with Securities and Exchange Commission Release No. 33-8216, the following information, which is intended to be furnished under Item 12, “Results of Operations and Financial Condition,” is being provided under Item 9, “Regulation FD Disclosure.” This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On April 22, 2003, Interactive Intelligence, Inc. issued a press release describing its results of operations for its first quarter ended March 31, 2003. See the registrant’s press release attached hereto as Exhibit 99.1.

The press release contains certain information which is considered a non-GAAP financial measure (net income (loss) without special charges).  This information represents a financial measure used by the registrant’s management to evaluate the quarterly operating performance of the registrant.  The registrant’s management believes this non-GAAP measure provides investors, potential investors, securities analysts and others with useful additional information to evaluate the performance of the registrant’s business because it excludes expenses related to the restructuring of the European operations that are not indicative of the registrant's core operating results.  See the registrant’s press release attached hereto as Exhibit 99.1 for the reconciliation of non-GAAP net income (loss) to the GAAP net income (loss) number for the period presented.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interactive Intelligence, Inc.
(Registrant)

Date: April 22, 2003	By:	/s/ Keith A. Midkiff
Keith A. Midkiff
Chief Financial Officer, Secretary and Treasurer

INDEX TO EXHIBITS

Exhibit	Description
99.1	Press release dated April 22, 2003